Exhibit 99.1

Anworth Announces Appointment of Dominique Mielle as New Independent Director

SANTA MONICA, Calif.--(BUSINESS WIRE)--November 15, 2018--Anworth Mortgage Asset Corporation (NYSE: ANH) (“Anworth”) announced that the Company’s Board of Directors (the “Board”) has appointed Ms. Dominique Mielle as a Director of the Corporation. As a result, the Company’s Board will increase in size to seven directors of which five are independent.

Ms. Dominique Mielle, 50, was a partner at Canyon Capital Advisors, LLC (“Canyon”) from August 1998 to December 2017 where she primarily focused on the transportation, technology, retail and consumer products sectors, specialized in corporate and municipal bond securitizations and was responsible for all aspects of Canyon’s collateralized loan obligations business. Ms. Mielle has over 25 years of experience on Wall Street, investing in fixed income and leading capital structure optimizations and restructurings. She was named one of the “Top 50 Women in Hedge Funds” by Ernst & Young in 2017. Prior to joining Canyon in 1998, Ms. Mielle worked at Libra Investments, Inc. as an associate in the corporate finance department covering middle market companies. Prior to that, she worked at Lehman Brothers as an analyst in the Financial Institutions group, focusing on mergers and acquisitions. Ms. Mielle graduated with an M.B.A. (Finance) from Stanford University and a Master in Management degree from Ecole des Hautes Etudes Commerciales in France (HEC Paris).

About Anworth Mortgage Asset Corporation

Anworth is an externally-managed mortgage real estate investment trust. We invest primarily in mortgage-backed securities that are either rated “investment grade” or are guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management LLC, or our Manager, pursuant to a management agreement. Our Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase, and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with portfolio management, administrative services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “assume,” “estimate,” “intend,” “continue,” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and our Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman, Director of Investor Relations
1299 Ocean Avenue, Second Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
Email: jhillman@anworth.com
Web site: http://www.anworth.com